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                                                                    EXHIBIT 4.2

                          FIRST SUPPLEMENTAL INDENTURE

         FIRST SUPPLEMENTAL INDENTURE, dated as of February 6, 1997 (this "First Supplemental Indenture"), by and among Shoppers Food Warehouse Corp., a Delaware corporation (and the successor by merger to SFW Acquisition Corp.) (the "Company"), SFW Holding Corp., a Delaware corporation (the "Guarantor") and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

                                  WITNESSETH:

         WHEREAS, SFW Acquisition Corp. ("Acquisition"), the Guarantor and the Trustee are parties to an Indenture dated as of the date hereof (the "Indenture"), providing for the issuance of certain Increasing Rate Senior Notes due 2000 (the "Securities") of Acquisition in the principal amount of One Hundred Forty Million Dollars ($140,000,000.00);

         WHEREAS, pursuant to Article 10 of the Indenture, the Guarantor has irrevocably, fully and unconditionally guaranteed to each Holder and to the Trustee and its successors and assigns the Obligations;

         WHEREAS, Section 5.1 of the Indenture permits Acquisition to merge with or into any Person or Persons, subject to compliance with the conditions set forth in Section 5.1, including, but not limited to, the requirement that the Person surviving such merger shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture thereto, all of the obligations of Acquisition under the Securities and the Indenture;

         WHEREAS, Section 5.2 of the Indenture further provides that upon any merger in accordance with Section 5.1 of the Indenture, the successor corporation into or with which Acquisition is merged shall succeed to, and be substituted for, and may exercise every right and power of, Acquisition under the Indenture with the same effect as if such successor Person had been named as the obligor therein;

         WHEREAS, on the date hereof, Acquisition has merged with and into the Company in accordance with Section 253 of the Delaware General Corporation Law (the "Merger"), with the Company succeeding to the business of Acquisition and assuming, by operation of law, all of the obligations of Acquisition under the Securities and the Indenture;

         WHEREAS, the Guarantor desires to confirm that its Guarantee shall apply to the Company's obligations under the Securities and the Indenture, as supplemented hereby;

         WHEREAS, Section 9.1(6) of the Indenture permits "the Company" (which term, as defined in the Indenture, includes a successor to Acquisition that replaces Acquisition in accordance with the provisions of the Indenture), when authorized by resolution of its board of





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directors, and the Trustee, to amend, waive or supplement the Indenture or the
Securities without the consent of any Holder to evidence the succession of Shoppers to Acquisition, and the assumption by Shoppers of the obligations of Acquisition under the Indenture and in the Securities in accordance with
Article 5 of the Indenture; and

         WHEREAS, upon the execution and delivery of this First Supplemental Indenture by the parties hereto, all things necessary to make the Securities issued under the Indenture, as amended by this First Supplemental Indenture, the valid obligation of the Company, and to make the Indenture, as amended by this First Supplemental Indenture, a valid agreement of the Company, the Guarantor and the Trustee, in accordance with their and its terms, will have been done;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties, intending to be legally bound, agree for the equal and ratable benefit of all Holders of the Securities as follows:

         Section 1. Confirmation of the Indenture; Definitions. This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof and every Holder of Securities heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby. Except as amended and supplemented hereby, the Indenture is hereby confirmed and reaffirmed in all particulars. Without limiting the generality of the foregoing, all representations, covenants, agreements, obligations and rights contained in the Indenture or herein and all security for the same are and shall be for the equal and proportionate benefit and security of the Holders of all Securities issued and outstanding under the Indenture, as amended hereby. Anything in the Indenture or herein to the contrary notwithstanding, all recitals, definitions, provisions, exhibits and schedules contained in this First Supplemental Indenture shall take precedence over the recitals, definitions, provisions, exhibits and schedules contained in the Indenture to the extent of any conflict between the two.

         Section 2. Confirmation by Guarantor of Guarantee. The Guarantor hereby confirms that its Guarantee shall apply to the Company's obligations under the Securities and the Indenture, as amended hereby, and that its Guarantee remains in full force and effect.

         Section 3. Assumptions of Obligations. Pursuant to Section 5.1 of the Indenture, the Company as the surviving entity of the Merger expressly acknowledges and unconditionally assumes all of the obligations of Acquisition whatsoever under the Indenture. On the date hereof, the Company (as the surviving corporation of the Merger) shall, by virtue of the assumption described in the foregoing sentence and the execution and delivery of this First Supplemental Indenture, succeed to, and be substituted for, and may exercise every right and power of, and shall be subject to all liabilities of, Acquisition under the Indenture and the Securities with the same effect as if the Company had been named as the obligor in the Indenture and the Securities. Hereafter all references in the Indenture to Acquisition shall be deemed to refer to the Company and not to Acquisition.





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         Section 4.       Form of Security.  In order to effectuate the
foregoing provisions, the form of Security is hereby replaced in its entirety by the form of Security annexed hereto as Exhibit A and the Global Security dated February 6, 1997 is hereby replaced in its entirety by the Global Security in registered form, substantially in the form attached hereto as Exhibit A, which Global Security shall be dated February 7, 1997 but shall accrue interest from February 6, 1997. In addition, Exhibits B and C and
Schedule I to the Indenture are hereby replaced in their entirety by Exhibits B and C and Schedule I hereto.

         Section 5. Effectiveness. This First Supplemental Indenture shall become effective on the date hereof, subject to the satisfaction of the following conditions precedent:

                 (i) No Event of Default. Immediately before and immediately after giving effect to the Merger (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect to the Merger), no Default or Event of Default shall have occurred and be continuing.

                 (ii) Board Resolutions. The Company and the Guarantor shall each have delivered to the Trustee a copy of a Board Resolution, certified by its Secretary or any Assistant Secretary, duly adopted by its Board of Directors, authorizing the transactions contemplated by, and the execution and delivery of, this First Supplemental Indenture.

                 (iii) Jurisdiction. The Company is a corporation organized and validly existing under the laws of the State of Delaware.

                 (iv) Consolidated Net Worth. Immediately after giving effect to the Merger (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of the Merger) the Company has a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of Acquisition immediately prior to the Merger.

         Section 6. Separability Clause. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 7. Terms Defined in the Indenture. All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

         Section 8. Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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         Section 9.       Governing Law.  This First Supplemental Indenture
shall be governed by and construed in accordance with the laws set forth in
Section 12.10 of the Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.



                                       SHOPPERS FOOD WAREHOUSE CORP.

                                       By:      /s/ MARK A. FLINT
                                                ------------------------------
                                       Name:    Mark A. Flint
                                       Title:   President

Attest:

/s/ ELLIOT ARDITTI
-----------------------------
Name: Elliot Arditti


                                       SFW HOLDING CORP.

                                       By:      /s/ MARK A. FLINT
                                                ------------------------------
                                                Name:   Mark A. Flint
                                       Title:   President


Attest:

/s/ ELLIOT ARDITTI
-----------------------------
Name: Elliot Arditti


                                       NORWEST BANK  MINNESOTA,
NATIONAL ASSOCIATION

                                       By:      /s/ CURTIS D. SCHWEGMAN
                                                ------------------------------
                                       Name:    Curtis D. Schwegman
                                       Title:   Assistant Vice President





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